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                                   EXHIBIT 99
                         REPORT OF INDEPENDENT AUDITORS
                               STOKES & HINDS, LLC

Board of Directors and Shareholders
Neffs Bancorp, Inc.
Neffs, Pennsylvania

We have audited the accompanying consolidated statement of financial condition of Neffs Bancorp, Inc. and subsidiary as of December 31, 1999, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for the year ended December 31, 1999. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Neffs Bancorp, Inc and subsidiary as of December 31, 1999, and the results of their operations and their cash flows for the year ended December 31, 1999 in conformity with generally accepted accounting principles.


/s/  Stokes & Hinds, LLC
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     Stokes & Hinds, LLC

January 7, 2000